EXHIBIT 23.1

[Deloitte & Touche LLP letterhead]


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of The Chalone Wine Group, Ltd. on Form S-3 of our report dated May 18, 1998, appearing in the Annual Report on Form 10-K of The Chalone Wine Group, Ltd. for the year ended March 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


January 22, 1999
/s/ DELOITTE & TOUCHE LLP
San Francisco, California